Exhibit 99.01

FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach	Press Contact: Robin Austin
Chief Financial Officer	Sr. Manager, Public Relations
(714) 885-3695	(714) 885-3462

EMULEX REPORTS SECOND QUARTER RESULTS

Vixel Acquisition Ahead of Plan; Record Revenues for the Fifth Quarter in a Row

     COSTA MESA, Calif., January 27, 2004 — Emulex Corporation (NYSE:ELX), the world’s largest supplier and developer of Fibre Channel host bus adapters (HBAs) and a leading provider of embedded storage technologies, today announced results for its second fiscal quarter ended December 28, 2003.

Second Quarter Highlights

•	Completion of the Vixel acquisition, which we believe delivers a Total Addressable Market opportunity of $450 million in Emulex’s core storage networking market

•	Revenues up 12% sequentially and up 23% year over year to a record $94.4 million, above company guidance, and driven by record demand for HBAs and new revenue contribution from switching solutions. Virtually 100% of revenue was comprised of Fibre Channel solutions.

•	Gross margin of 63%, both on a non-GAAP and GAAP basis

•	Non-GAAP operating margin of 34% and GAAP operating margin of 14%

•	Non-GAAP operating income of $31.9 million, a record for the fourth quarter in a row, as well as GAAP operating income of $13.1 million

•	Non-GAAP diluted EPS of $0.24, up 20% from a year ago, and above company guidance, and GAAP diluted EPS of $0.04

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Emulex Corporation FY ‘04 Second Quarter Results
January 27, 2004

Financial Results

     Second quarter revenues grew to a record $94.4 million, up 12% sequentially and up 23% year over year. Fibre Channel revenues expanded 24% year over year and grew 12% sequentially from the first fiscal quarter to a record $94.3 million, amounting to essentially 100% of net revenues. Quarterly growth was driven by OEM demand, with two of Emulex’s top three OEMs achieving record levels of Emulex Fibre Channel and HBA revenue. All geographies grew year over year, as the Pac Rim and European sectors expanded to record levels and collectively contributed 45% of total revenue. Total HBA revenue also set a new record, driven by double digit sequential growth in overall HBA units, once again led by gains in both dual-channel and midrange HBAs. Switching revenue arising from the recently completed acquisition of Vixel also contributed incremental top line revenue in the second half of the quarter, as InSpeedTM embedded switching solutions continued to gain traction in the storage market.

     Non-GAAP net income expanded 24% from the comparable year-ago results to a record $20.9 million, or $0.24 per diluted share. GAAP net income, including charges associated with the Vixel acquisition, amounted to $3.6 million, or $0.04 per diluted share, compared to $15.5 million, or $0.19 per diluted share, for the comparable period last year. A reconciliation between GAAP and non-GAAP results is included in the accompanying financial data. Paul Folino, Emulex Chairman and CEO, stated, “Emulex is benefiting from growing demand for both I/O and switching products, execution of acquisition synergies’ goals ahead of plan, and second quarter financing activities that are accretive to non-GAAP earnings.” Folino continued, “We are extremely pleased with the Vixel acquisition and the ongoing momentum of the embedded storage switching market.”

     With respect to its balance sheet, Emulex issued $450 million in aggregate principal amount of convertible subordinated notes due 2023 during the second quarter, with a 0.25% coupon and priced at a 60% conversion premium convertible at $43.20 per share. Subsequent to quarter end, another $67.5 million of these convertible subordinated notes were issued. The company utilized $40.5 million of these proceeds to repurchase 1.5 million shares of common stock at an average price of $27.00 per share. The Company also utilized another $85.9 million of proceeds to repurchase $85.4 million of its previously outstanding 1.75% convertible notes due 2007, recognizing a loss of $1.8 million during the second quarter of fiscal 2004. Additionally, the Company paid off its short-term financing related to the Vixel acquisition. Emulex exited the second quarter of fiscal 2004 with cash, cash equivalents, restricted cash and investments balances of $566.4 million.

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Emulex Corporation FY ‘04 Second Quarter Results
January 27, 2004

Business Outlook

     Emulex is providing guidance for its third fiscal quarter ending March 2004 as follows. Although actual results may vary depending on a variety of factors, many of which are outside Emulex’s control, Emulex is budgeting for year-over-year revenue growth in the 26-28% range, or sequential revenue growth of 6-8%, with revenues for the quarter in a range of approximately $100-102 million and non-GAAP earnings per diluted share of up to $0.25. On a GAAP basis, Emulex expects diluted EPS of approximately $0.17 per share, reflecting approximately $0.08 per share in expected GAAP charges arising primarily from amortization of intangibles and deferred stock-based compensation.

Webcast Information

     Emulex will host a webcast today at 2:00 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the home page of the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the second fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 — and using the passcode 535078.

About Emulex

     Emulex Corporation is the world leader in Fibre Channel HBAs and delivers a broad range of intelligent building blocks for next generation storage networking systems. Emulex was named one of Forbes Magazine’s 25 Fastest Growing Technology Companies, and ranked number 15 in Deloitte & Touche’s 2003 Technology Fast 50.

     The world’s leading server and storage providers rely on Emulex HBAs, embedded storage switching and I/O controller products to build reliable, scalable and high performance storage solutions. The Emulex award-winning product families, including its LightPulse™ HBAs and InSpeed™ embedded storage switching products, are based on internally developed ASIC, firmware and software technologies, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The company’s products have been selected by the world’s leading server and storage providers, including Dell, EMC, Fujitsu Ltd., Fujitsu Siemens, Groupe Bull, HP, Hitachi Data Systems, IBM, NEC, Network Appliance, Quantum, StorageTek, Sun Microsystems, Unisys and Xyratex. In addition, Emulex includes

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Emulex Corporation FY ‘04 Second Quarter Results
January 27, 2004

industry leaders Brocade, Computer Associates, Intel, McDATA, Microsoft and VERITAS among its strategic partners. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

EMULEX | We network storage

Note Regarding Non-GAAP Financial Information. The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes a benefit related to an inventory charge and gains or losses on the repurchase of convertible subordinated notes as well as charges relating to the amortization of stock-based compensation. The projected non-GAAP financial information also excludes any acquisition-related charges associated with the acquisitions of Giganet, Vixel and the technology assets of Trebia Networks. Management believes that the presentation of Non-GAAP information may provide useful information to investors because Emulex has historically provided this information and understands that some investors consider it useful in evaluating Emulex’s core business. Management also uses this non-GAAP information, along with the GAAP information, in evaluating Emulex’s business for these purposes. The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include risks related to the recent acquisition of Vixel and the fact that the economy generally, and the technology and storage segments specifically, have recently been in a state of uncertainty making it difficult to determine if past experience is a good guide to the future and making it impossible to determine if markets will grow or shrink in the short term. Recently, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that has also pressured the storage networking market that is the mainstay of the Company’s business. A continued downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer product platforms; possible transitions from board level to application specific computer chip solutions for selected applications; a shift in unit product mix from high-end to midrange products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s dependence on foreign sales; and the effect of acquisitions, changes in tax rates or changes in accounting standards. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

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Emulex Corporation FY ‘04 Second Quarter Results
January 27, 2004

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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Emulex Corporation FY ‘04 Second Quarter Results
January 27, 2004

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended

	December 28,	December 29,	December 28,	December 29,
	2003	2002	2003	2002

Net revenues	$94,369	$76,448	$178,946	$146,873
Cost of sales	34,806	27,341	63,133	55,223

Gross profit	59,563	49,107	115,813	91,650

Operating expenses:
Engineering and development	18,311	15,922	34,655	29,595
Selling and marketing	6,850	4,359	11,452	9,023
General and administrative	5,588	3,322	9,245	6,068
In-process research and development	11,400	—	11,400	—
Amortization of intangibles	4,301	1,452	5,751	2,905

Total operating expenses	46,450	25,055	72,503	47,591

Operating income	13,113	24,052	43,310	44,059

Nonoperating income:
Gain (loss) on repurchase of convertible subordinated notes	(1,764)	—	2,901	28,729
Interest income	1,978	3,237	4,476	6,939
Interest expense	(727)	(1,227)	(1,760)	(3,031)
Other income (expense), net	58	(56)	164	(86)

Total nonoperating income	(455)	1,954	5,781	32,551

Income before income taxes	12,658	26,006	49,091	76,610
Income tax provision	9,043	10,489	22,888	29,112

Net income	$3,615	$15,517	$26,203	$47,498

Net income per share:
Basic	$0.04	$0.19	$0.32	$0.58

Diluted	$0.04	$0.19	$0.31	$0.56

Number of shares used in per share computations:
Basic	82,558	81,979	82,550	81,912

Diluted	85,015	87,486	84,577	88,329

The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $731 and $1,878 for the three and six months ended December 29, 2002, respectively.

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Emulex Corporation FY ‘04 Second Quarter Results
January 27, 2004

A reconciliation of the non-GAAP net income with the Company’s net income determined under GAAP is presented in the following table.

EMULEX CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(in thousands - unaudited)

	Three Months Ended		Six Months Ended

	December 28,	December 29,	December 28,	December 29,
	2003	2002	2003	2002

GAAP net income, as presented above	$3,615	$15,517	$26,203	$47,498

Items excluded from GAAP net income to calculate non-GAAP net income:
Subsequent benefit related to the excess and obsolete inventory charge associated with slowing demand for older generation one gigabit per second products, due to sale of impaired inventory, excluded from cost of goods sold[1]	(88)	(1,140)	(1,896)	(1,304)
Amortization of deferred stock-based compensation associated with the acquisition of Vixel, Giganet and a tax law change in the United Kingdom, as follows:
Excluded from engineering and development	567	640	977	1,125
Excluded from selling and marketing	1,274	346	1,419	646
Excluded from general and administrative	374	85	411	141
Excluded from cost of sales	229	30	233	34
In-process research and development expense associated with the acquisition of Vixel Corporation	11,400	—	11,400	—
Amortization of intangibles, excluded from operating expenses	4,301	1,452	5,751	2,905
Loss (gain) on repurchase of convertible subordinated notes, excluded from nonoperating income[2]	1,764	—	(2,901)	(28,729)
Net charge associated with the tentative settlement of shareholder litigation associated with the acquisition of Vixel Corporation	698	—	698	—
Income tax effect of above items, excluded from the income tax provision	(3,248)	(126)	(1,339)	10,333

Impact on net income	17,271	1,287	14,753	(14,849)

Non-GAAP net income	$20,886	$16,804	$40,956	$32,649

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Emulex Corporation FY ‘04 Second Quarter Results
January 27, 2004

[1]	Excess and obsolete inventory charge. Starting in late September 2001, some of Emulex’s major customers made announcements that general economic conditions, exacerbated by the increase in economic uncertainty in the aftermath of the terrorist events of September 11, 2001, were having a negative impact on their financial results. The announcements made, and forecasts received, indicated deteriorating demand for the Company’s one gigabit per second (Gbps) products as these customers were expected to migrate to two Gbps products for future purchases. In order to provide meaningful comparisons of operating results, any subsequent consumption of previously impaired products is excluded.

[2]	Gain/loss on repurchase of convertible subordinated notes. In the three months ended December 28, 2003, Emulex repurchased $85.4 million in face value of its 1.75% convertible subordinated notes, resulting in a pre-tax loss of $1.8 million. In the three months ended September 28, 2003, Emulex repurchased $93.9 million in face value of its convertible subordinated notes at a 7% discount, resulting in a pre-tax gain of $4.7 million. In the three months ended September 29, 2002, Emulex repurchased $136 million in face value of its convertible subordinated notes at a 24% discount, resulting in a pre-tax gain of $28.7 million.

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Emulex Corporation FY ‘04 Second Quarter Results
January 27, 2004

The non-GAAP financial information presented below is based on the Company’s condensed consolidated financial statements and excludes certain adjustments detailed above. The Company uses this non-GAAP information to evaluate its operating performance. This presentation is not in accordance with, or an alternative for, GAAP and may be different from the non-GAAP presentation used by other companies.

EMULEX CORPORATION AND SUBSIDIARIES
Non-GAAP Condensed Consolidated Statements of Income3
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended

	December 28,	December 29,	December 28,	December 29,
	2003	2002	2003	2002

Net revenues	$94,369	$76,448	$178,946	$146,873
Cost of sales	34,665	28,451	64,796	56,493

Gross profit	59,704	47,997	114,150	90,380

Operating expenses:
Engineering and development	17,744	15,282	33,678	28,470
Selling and marketing	5,576	4,013	10,033	8,377
General and administrative	4,516	3,237	8,136	5,927

Total operating expenses	27,836	22,532	51,847	47,744

Operating income	31,868	25,465	62,303	47,606

Nonoperating income:
Interest income	1,978	3,237	4,476	6,939
Interest expense	(727)	(1,227)	(1,760)	(3,031)
Other income (expense), net	58	(56)	164	(86)

Total nonoperating income	1,309	1,954	2,880	3,822

Income before income taxes	33,177	27,419	65,183	51,428
Income tax provision	12,291	10,615	24,227	18,779

Net income	$20,886	$16,804	$40,956	$32,649

Net income per share:
Basic	$0.25	$0.20	$0.50	$0.40

Diluted	$0.24	$0.20	$0.48	$0.39

Number of shares used in per share computations:
Basic	82,558	81,979	82,550	81,912

Diluted	86,844	87,486	87,107	88,329

The interest expense adjustment, net of tax, to the Company’s non-GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $322 and $969 for the three and six months ended December 28, 2003, respectively, and $751 and $1,924 for the three and six months ended December 29, 2002, respectively.

[3]	See the preceding Note Regarding Non-GAAP Financial Information as well as the Reconciliation of GAAP Net Income to Non-GAAP Net Income.

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Emulex Corporation FY ‘04 Second Quarter Results
January 27, 2004

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 28,	June 29,
	2003	2003

Assets
Current assets:
Cash and cash equivalents	$191,640	$136,971
Restricted cash	1,380	9,342
Investments	190,700	239,302
Accounts and other receivables, net	59,033	46,678
Litigation settlements receivable	13,095	13,095
Inventories, net	22,522	10,998
Prepaid expenses	5,122	5,516
Deferred income taxes	25,695	36,330

Total current assets	509,187	498,232
Property and equipment, net	44,919	26,585
Investments	182,677	234,847
Goodwill	584,150	397,256
Other intangibles, net	136,010	27,067
Deferred income taxes	6,280	—
Other assets	1,853	5,782

	$1,465,076	$1,189,769

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,431	$11,298
Accrued liabilities	19,982	18,806
Accrued litigation settlements	—	39,500
Income taxes payable	8,118	5,457

Total current liabilities	61,531	75,061
Convertible subordinated notes	469,148	208,518
Contracts payable	11	—
Deferred income taxes	—	4,260

Total liabilities	530,690	287,839
Total stockholders’ equity	934,386	901,930

	$1,465,076	$1,189,769

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Emulex Corporation FY ‘04 Second Quarter Results
January 27, 2004

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information

Historical Revenue by Channel and Territory:

	Q2 FY 2004	% Total	Q2 FY 2003	% Total	% Change
($000s)	Revenue	Revenue	Revenue	Revenue	Year/Year

Revenue from OEM customers	$66,307	70%	$49,962	65%	+33%
Revenue from distribution	28,005	30%	26,469	35%	+6%
Other	57	nm [4]	17	nm [4]	nm [4]

Total Net Revenues	$94,369	100%	$76,448	100%	+23%

United States	$51,587	55%	$42,772	56%	+21%
Europe	33,203	35%	28,210	37%	+18%
Pacific Rim countries	9,579	10%	5,466	7%	+75%

Total Net Revenues	$94,369	100%	$76,448	100%	+23%

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
March 28, 2004

Non-GAAP diluted earnings per share guidance	$0.25
Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	$(0.05)
Amortization of deferred stock-based compensation	$(0.02)
Loss on repurchase of 1.75% convertible subordinated notes	$(0.01)

GAAP diluted earnings per share guidance	$0.17

[4]	Not meaningful

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